Index of Financial Statements and Exhibits to be Filed in EDGAR
         ---------------------------------------------------------------

A-1 Financial statements of FirstEnergy Solutions Corp. for the quarter ended June 30, 2004.

A-2 Financial statements of GPU Diversified Holdings LLC for the quarter ended June 30, 2004.

C       Certificate of FirstEnergy Corp.